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                                                               Exhibit (a)(4)

                     BARR ROSENBERG VARIABLE INSURANCE TRUST

                               AMENDMENT NO. 3 TO
                       AGREEMENT AND DECLARATION OF TRUST

     The undersigned, being all of the trustees of Barr Rosenberg Variable Insurance Trust, a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated March 1, 1998, as amended, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Trust"), having determined that it is consistent with the fair and equitable treatment of all Shareholders to change the name of the sole series of the Trust, do hereby direct that this Amendment No. 3 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby consent to and adopt the following amendment to the Agreement and Declaration of trust:

     1. The first sentence of Section 6 of Article III of the Second Amended and Restated Agreement and Declaration of Trust is amended and restated in its entirety to read as follows:

          "Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or Classes of Shares or to modify the rights and preferences of any Series or Class, the "Laudus Rosenberg VIT Value Long/Short Equity Fund" (formerly the AXA Rosenberg VIT Value Long/Short Equity Fund) shall be, and is hereby, established and designated; and with respect to the Laudus Rosenberg VIT Value Long/Short Equity Fund, the Class 1 Shares Class and Class 2 Shares Class, which may be issued by such Series from time to time, shall be, and are hereby, established and designated, both of which Classes shall have the respective rights and preferences as are set forth in the Plan attached as Exhibit 3.6 hereto as such Plan may be amended from time to time by the Board of Trustees."

     The foregoing amendment shall become effective upon execution by the undersigned trustees. This amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

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     IN WITNESS WHEREOF, each of the undersigned Trustees as aforesaid do hereto set their hands this 25th day of February, 2003.


                                         /s/ NILS HAKANSSON
                                         --------------------------------
                                         Nils Hakansson


                                         /s/ KENNETH REID
                                         --------------------------------
                                         Kenneth Reid


                                         /s/ WILLIAM F. SHARPE
                                         --------------------------------
                                         William F. Sharpe


                                         /s/ DWIGHT M. JAFFEE
                                         --------------------------------
                                         Dwight M. Jaffee

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